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                                                                    EXHIBIT 5.1

                               McGuireWoods LLP
                        9 West 57th Street, Suite 1620
                         New York, New York 10019-2602

June 18, 2002

Peter Klein
Chief Executive Officer
Diomed Holdings, Inc.
1 Dundee Park
Andover, MA 01810

Dear Mr. Klein,

   We are acting as counsel to Diomed Holdings, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), the Registration Statement on Form SB-2 dated June 18, 2002 (the "Registration Statement") relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 20,683,026 shares of Common Stock, par value $0.001 per share of the Company, issuable in connection with the following:

      (i) 5,000,000 shares of Common Stock to be offered by selling stockholders;

      (ii) 14,765,690 shares of Common Stock issuable upon conversion of the Company's Convertible Preferred Stock;

      (iii) 121,924 shares of Common Stock issuable upon conversion of Convertible Preferred Stock issuable upon the exercise of Company Warrants for such Convertible Preferred Stock;

      (iv) 335,797 shares of Common Stock issuable upon conversion of Convertible Preferred Stock issuable upon exercise of Company options for such Convertible Preferred Stock; and

      (v) 459,615 shares of Common Stock, allocated for issuance upon conversion of the Company's Convertible Preferred Stock issuable upon conversion of certain convertible debt of the Company.
   This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-B promulgated under the Act. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement.

   In reaching the opinion stated in this letter, we have reviewed originals or copies of the Registration Statement, the Certificate of Incorporation and the By-laws of the Company and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine,
(iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

   Based upon the foregoing, it is our opinion that the shares of Common Stock to be (i) offered by selling stockholders, (ii) issuable upon conversion of the Company's Convertible Preferred Stock, (iii) issuable upon conversion of Convertible Preferred Stock issuable upon the exercise of Company Warrants for such Convertible Preferred Stock, (iv) issuable upon conversion of Convertible Preferred Stock issuable upon exercise of Company options for such Convertible Preferred Stock and (v) issuable upon conversion of the Company's Convertible Preferred Stock issuable upon conversion of certain convertible debt of the Company, when issued in the manner described in the Registration Statement, will be authorized, validly issued, fully paid and nonassessable.

   The opinion expressed above is limited to matters governed by the laws of the State of Delaware. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

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   We hereby consent to the use of this opinion letter as Exhibit 5.1 to the
Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

   This opinion letter speaks as of the date hereof. We disclaim any duty to advise you regarding any change subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                          Very truly yours,

                                          /s/  MCGUIREWOODS, LLP

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